CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Maxlife - CGP Partners , LLC
Joint Venture Agreement & Terms for Strategy One

Maxlife Fund, Inc. with the assistance of Capital Growth Planning, Inc. will primarily be responsible for locating, introducing, and delivering capital to the Maxlife - CGP Partners Joint Venture, ("JV"), using its "public company" status and institutional contacts and clients. CGP will assist in capital raising efforts by providing its back office support, specialized services, expertise, settlement strategies and methods to be used by the JV.

Capital Growth Planning, Inc. ("CGP") and its subsidiaries will be primarily responsible for locating and sourcing policies for the JV, which will include identifying, negotiating, and making specific offers to purchase individual policies that fit the purchase strategy of the JV, as well as negotiating brokerage fees, when applicable. Once a policy is targeted for purchase at the appropriate discount to market, a full and complete due diligence review will be completed (see Due Diligence Check List attached). Once passing the due diligence review, settlement documents will be drafted to purchase the policy (see Settlement Process). CGP Settlement documentation has been conformed to purchase several variations of policy ownership, including Trust Powers and/or Beneficial Interest (see Settlement Documents list attached). CGP has in house legal counsel to deal with most documentation issues and to perform final review of settlement documents. If in certain situations, CGP's Counsel cannot deal with documentation issues that arise, the JV will consent to either passing on the policy or locating outside counsel to complete documentation, for an agreed upon fee. Once clear ownership has been transferred to the JV, CGP will immediately begin marketing the policy to identify interested buyers for policy resale. All policies will be put to all our potential market contacts so as to bring the highest possible price. Once offers are received, CGP will negotiate an appropriate sales price and third party brokerage fees, if applicable. Documents will be prepared and sent to escrow for closing.

During this process certain policy Administrative services will be required to complete the processing of the policy, premiums, purchase and the sale.

JV agrees to contract with Capital Administrative Services, Inc. ("CAS"), a subsidiary of CGP to perform these interim required services. There will be some additional services that CAS may contract out to third parties. These services may include, but will not be limited to, updating medical records, ordering life expectancy reports ("LEs"), and/or life tracking services, when and if necessary.

Capital Administrative Services, Inc. specializes in life settlement policy administration services. CAS will charge the JV a fee of $2,500 per policy to service all policies from purchase to sale, which will include, but is not limited to the following, in no specific order:

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC

CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Perform it portion of the Due Diligence required to purchase and process all Policies

Review policy(s), trust documents and/or beneficial interests accompanying all required transfer settlement documents

Work with a third party escrow to verify funds for sale and purchase

Package portfolios of policies per the direction of the JV

Make timely payment of required premiums due for the life insurance policies owned by the JV as provided by JV / Beneficiary

Order and review in-force illustrations from the carriers

Order and review updated medical information

Order and authenticate Life Expectancy reports, for updating valuation or preparing policy for sale

Order Tracking of lives, if needed

Organize and prepare individual and packaged policies for bidding

Prepare transfer documents for the sale of policies

Prepare quarterly statements on the portfolio's activities and performance

Prepare and provide quarterly statements for JV regarding deposits, payments, and expenses, and account for all of CAS services and activities for each policy transacted on behalf of the JV Receive and distribute trust funds, under the direction of the JV

Receive any collections of death benefits on maturing policies.

Make the determination when working with all parties how the Trust's fund accounts will be organized. CAS administers will maintained separate bank account for all Trusts, so that no funds are commingled, except for funds of various combined trusts for whom CAS provides trust administrative services; and, as long as CAS maintains a separate accounting of each Trust's funds held in such account.

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC

CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Joint Venture Distributions:

To build JV value and provide for possible interest payments if funds raised are borrowed 25% of all net JV earnings per completed policy transaction will be retained in the JV's cash account, and the balance of net earnings (75%) will be distributed equally to the JV members.

Joint Venture Stock Participation and Performance Milestones:

To further strengthen its corporate relationships in the underlying Companies backing the JV, Capital Growth Planning, Inc. and Maxlife have agreed to issue one another under the follow Warrant and Milestone marks:

Maxlife has agreed to issue CGP the following Warrants at the Milestones listed below:

1)	$1,000,000 of net profit earned in the JV	100,000 warrants @	$15
2)	$5,000,000 of net profit earned in the JV	150,000 warrants @	$20
3)	$10,000,000 of net profit earned in the JV	200,000 warrants @	$25
4)	$15,000,000 of net profit earned in the JV	250,000 warrants @	$30
5)	$20,000,000 of net profit earned in the JV	300,000 warrants @	$35
6)	$25,000,000 of net profit earned in the JV	350,000 warrants @	$40

Maxlife Warrants (in the publicly traded company) will vest one (1) year from date the Warrant is issued, and will expire 2 years thereafter.

CGP has agreed to issue Maxlife the following Warrants at the Milestones listed below:

1)	$1,000,000 of net profit earned in the J/V	100,000 warrants @	$1.00
2)	$5,000,000 of net profit earned in the J/V	150,000 warrants @	$2.00
3)	$10,000,000 of net profit earned in the J/V	200,000 warrants @	$3.00
4)	$15,000,000 of net profit earned in the J/V	250,000 warrants @	$4.00
5)	$20,000,000 of net profit earned in the J/V	300,000 warrants @	$5.00
6)	$25,000,000 of net profit earned in the J/V	350,000 warrants @	$6.00

CGP Warrants will be issued with a three year term to purchase CGP's Series B Non-voting Common Stock at the price per share listed above.

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC

CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Dissolution of Joint Venture:

Dissolution of the JV will be caused by one of three events: 1) both parties agree to dissolve the JV, in this situation the partnership will sell all its policy assets, distribute all proceeds to members and the JV will end; 2) Maxlife and CGP come to terms for a merger, acquisition, or purchase that would render the JV moot, such that the JV would be owned by the surviving entity, with the proceeds going to the surviving company; and/or, 3) one party agrees to buyout the other party's interest in the JV on terms acceptable to both parties.

Items Exclusive to Joint Venture partners:

All information, proforma' s, computer modeling, programs, strategies, structures, products, and/or marketing ("intellectual property") that was created, developed and/or produced by Capital Growth Planning and/or Maxlife is property of the respective parties and can be used by JV for the JV in all efforts that directly or indirectly benefits JV, for as long as JV is in place. All personal and professional relationships, and/or contacts ("relationships") brought by Capital Growth Planning and/or Maxlife is available for the JV in all efforts that directly or indirectly benefits JV, for as long as JV is in place. None of the intellectual property and/or relationships shall be circumvented by either party, without prior written approval, in any venture other than the JV.

Settlement Process:

Prior to presenting an offer, CGP will review an in-force illustration, review one or two current LE reports, perform price modeling for both a bid price and targeted sale price to establish anticipated margins, and make an offer.

After negotiating a purchase price, (which may or may not include a brokerage fee), CGP will send a due diligence checklist to insured/settler along with a letter of intent ("LOI") to purchase.

Upon the receipt of the offer acceptance CAS and CGP will complete their due diligence and if acceptable will prepare and send the purchase settlement documents to the insured/settler.

Upon the receipt of the completed settlement documents, a review of all executed documents and final processing will be performed, first by "CAS" and then secondly by "CGP".

"See attached list of settlement documents and required addendums."

After the review is completed, the JV will deposit funds into an escrow account sufficient to cover the purchase and any prepaid premium reimbursements or premium payments due or pending.

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC

CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Upon the acceptance of all required documents and sign off by CGP the JV will instruct escrow to release the funds for the transfer.

Immediately thereafter, CGP will begin to market the policy to any and all potential, acceptable buyers. A complete set of new documents will be prepared for the sale transaction once a buyer has been identified and the price negotiations completed. Again, through the use of an escrow company, the transaction will be completed once all the required documentation is received and approved, and money is deposited the for sale transaction to be closed.

CAS will perform and supply to both MaxLife Fund and CGP, an accounting of each case. Upon receipt of the accounting, and on a schedule, to be determined, the JV will pay out distributions to its members based on the JV Operating Agreement.

Due Diligence Checklist

"CGP" will complete the following due diligence on all cases.

Preliminary Due diligence:

Review a current "in-force" illustration from the carrier.

Review one or two current LE reports

Perform price modeling for both a bid price and targeted sale price to establish anticipated margins, and make an offer.

After negotiating a purchase price, (which may or may not include a brokerage fee), "CGP" will prepare and send a due diligence checklist to insured/settler along with a letter of intent ("LOI") to purchase.

Subsequent Due Diligence:

Review a Verification of Coverage, ("VOC")

Review a copy of the original insurance application and policy for any inconsistencies.

Review additional required documentation such as driver's license, recorded state of residence, etc. for inconsistencies.

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC

CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Review the paper trail of ownership, if the policy has changed hands from original insured and confirm the policy is free of any liens

Review all executed settlement documents and additional required documentation.

Settlement Documents Check List

-  Life Settlement Agreement

-  Life Insurance Policy, including Policy Application

-  Life Settlement Proceeds Disbursement Instructions

-  Consent of Insured's Spouse (Signature must be Notarized)

-  Confirmation of no spouse

-  Designation of Contacts

-  Notification to Contact

-  Authorization for Disclosure of Protected Health Information

-  Authorization for Disclosure of Life Insurance Policy Information

-  Authorization for Disclosure of Personal Information

-  Acknowledgment of Life Settlement Transaction

-  Life Insurance Policy Owner's Disclosure of Liens

-  Disclosure Form

-  Release of Lien on Policy

-  Trust Agreement

-  Amendment to Trust

-  Second Amendment to Trust (if Applicable)

-  Copy of Valid Drivers License or Valid Picture ID

-  Insurer's Statement of Policy Status

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC

CAPITAL GROWTH PLANNING, INC. A Diversified Investment & Financial Services Corporation	Est. 1969

Approved as to content on this 25th day of February, 2008:

Capital Growth Planning, Inc.	Max Life Fund Corp., Inc.

Douglas Miller CEO	Bennet Kurtz, CEO

HOME OFFICE

405 E. Lexington Avenue, Suite 201  u  El Cajon, California 92020
(800) 440-1023  u  (619) 440-7023  u  FAX (619) 579-6378  u  www.cgpfinancial.com

BROKER/DEALER: CAPITAL GROWTH RESOURCES  u  MEMBER NASD/SIPC